As of December 31, 2014, the following
persons or entities now own
more than 25% of a Funds' voting security.

Person/Entity

DIAMOND HILL SMALL-MID CAP FUND
NFS LLC FEBO                   	         27.29%

DIAMOND HILL FINANCIAL LONG-SHORT FUND
MERRILL LYNCH PIERCE FENNER & SMITH INC  29.84%

DIAMOND HILL RESEARCH OPPORTUNITY FUND
NFS LLC FEBO                             42.15%

DIAMOND HILL SELECT FUND
CHARLES SCHWAB & CO INC                  31.18%

DIAMOND HILL LARGE CAP FUND
US BANK                                  27.22%


As of December 31, 2014, the following
persons or entities no longer own
more than 25% of a funds voting securities.

DIAMOND HILL SELECT FUND
NFS LLC FEBO                   	         13.20%